Exhibit 99.1

Ultra Petroleum Reports Third Quarter 2016 Financial And Operating Results And Provides Updated Business Outlook

HOUSTON, Oct. 27, 2016 /PRNewswire/ -- Ultra Petroleum Corp. (OTC: UPLMQ) continued to deliver strong financial and operating performance for the third quarter of 2016. Highlights include:

  Reduced lease operating expense to $0.29 per Mcfe, a 24% reduction from 2015,
  Increased cash balance to $343.5 million at September 30, 2016,
  Produced volumes of 69.3 Bcfe of natural gas and oil, and
  Generated operating cash flow(1) of $129.0 million.

Third Quarter Results

Ultra Petroleum reported adjusted net income(2) of $102.4 million, or $0.66 per diluted share for the quarter ended September 30, 2016. Operating cash flow(1) was $129.0 million for the quarter ended September 30, 2016.

For the third quarter of 2016, production of natural gas and oil was 69.3 billion cubic feet equivalent (Bcfe). The company's production for the third quarter was comprised of 65.2 billion cubic feet (Bcf) of natural gas and 680.1 thousand barrels (Mbls) of oil and condensate.

During the third quarter of the year, Ultra Petroleum's average realized natural gas price was $2.62 per thousand cubic feet (Mcf). The company's average realized oil and condensate price was $41.55 per barrel (Bbl).

Year-to-Date Results

Ultra Petroleum reported adjusted net income(2) of $126.0 million, or $0.82 per diluted share for the nine months ended September 30, 2016. Operating cash flow(1) was $201.6 million for the nine months ended September 30, 2016.

For the nine months ended September 30, 2016, production of natural gas and oil was 213.5 Bcfe. The company's production for the nine months ended September 30, 2016 was comprised of 200.3 Bcf of natural gas and 2,205.1 Mbls of oil and condensate.

During the nine months ended September 30, 2016, Ultra Petroleum's average realized natural gas price was $2.13 per Mcf. The company's average realized oil and condensate price was $35.98 per Bbl.

Wyoming - Operational Highlights

During the third quarter, Ultra Petroleum and its partners drilled 21 gross (14 net) Pinedale development wells and placed on production 50 gross (25 net) wells. The third quarter average initial production (IP) rate for new operated wells brought online was 8.1 million cubic feet equivalent (MMcfe) per day. The company produced a total of 64.1 Bcfe in Wyoming, averaging 697 MMcfe per day.

The company averaged 8.9 days to drill an operated well in the third quarter, as measured by spud to total depth (TD). Total days per well, measured by rig-release to rig-release, averaged 10.7 days in the third quarter, which compares to 10.9 days in the same quarter of 2015, a decrease of 2%.

Since the end of the third quarter, we have added a third rig and plan for a fourth rig to move into the field in the next few weeks. The average cost of $2.6 million to drill and complete a well in Pinedale was maintained during the third quarter, which represents a 9% decrease when compared to $2.85 million per well in the third quarter of 2015. Assuming well costs of $2.6 million, estimated ultimate recovery of 4.5 Bcfe and wellhead prices of $3.00 per Mcf and $50.00 per barrel, the expected return for a Pinedale well is 54%.

Utah - Operational Highlights

During the quarter, net production in Utah averaged 2,992 barrels of oil equivalent per day.

Pennsylvania – Operational Highlights

The company averaged 39 MMcf per day during the third quarter of 2016.

2016 Guidance

Capital Expenditures: Our capital budget for 2016 is $295.0 million.

Production: Production for 2016 is expected to range between 281 – 284 Bcfe.

Price Realizations and Differentials: The company's realized natural gas price is expected to average 4 to 6 percent below the NYMEX price due to differentials and oil and condensate realizations are expected to be approximately 6 to 10 percent below the average NYMEX price.

Annual Income Tax: Ultra currently projects a zero book tax rate for 2016 and anticipates additional tax refunds during the year.

Reorganization Update

The company continued to make progress during the quarter in its in-court financial restructuring process. As previously reported, the company stabilized its business operations through various operational, first-day motions and orders, and has continued production operations and its development program with no interruptions.

Recent key developments in the restructuring process are as follows:

  In August, the Court extended the company's exclusive period to file a reorganization plan by six months until March 1, 2017.
  The deadline to file claims for the majority of entities expired on September 1, 2016 and the company is now evaluating claims to determine which of those that it will challenge in court.
  The company is actively negotiating with counterparties to revise the terms of contracts as part of our effort to improve the value of the business enterprise.
  The company and its advisors continue working with the company's creditors and other stakeholders to develop a plan of reorganization.
  In October, the company updated its long-term asset development plan and five- year business outlook.

The high-level summary output of the updated long-term asset development plan and business outlook are provided in the following section below.

Updated Business Outlook(5)

Development Plan	Base Case	Sensitivity	Strip Pricing

Henry Hub Gas Price ($/Mmbtu)			10-12-2016
2017	$3.00	$3.00	$3.32
2018	$3.25	$3.25	$3.03
2019+	$3.50 flat	$4.00 flat	$2.92 to $4.32

Reserves (Bcfe)
Developed	2,629	2,630	2,626
Undeveloped	11,587	11,588	11,565
Total	14,216	14,218	14,191

Capital ($ millions)
Developed	$360	$360	$360
Undeveloped	$11,951	$11,951	$11,894
Total	$12,310	$12,310	$12,253

PV10 ($ millions)
Developed	$3,105	$3,491	$2,931
Undeveloped	$4,846	$6,283	$5,066
Total	$7,951	$9,774	$7,997

Financial Outlook	2017	2018	2019	2020	2021

Production (Bcfe)	304	382	456	486	517
Capital investments ($ millions)	$515	$832	$807	$829	$793
Henry Hub gas price ($/Mmbtu)	$3.00	$3.25	$3.50	$3.50	$3.50
Revenue ($ millions)	$1,016	$1,408	$1,822	$1,950	$2,056
EBITDA ($ millions)	$685	$996	$1,312	$1,397	$1,461

Conference Call Webcast Scheduled for October 27, 2016

Ultra Petroleum's third quarter 2016 results conference call will be available via live audio webcast at 11:00 a.m. Eastern Daylight Time (10:00 a.m. Central Daylight Time) Thursday, October 27, 2016. To listen to this webcast, log on to www.ultrapetroleum.com and follow the link to the webcast. The webcast replay will be archived on Ultra Petroleum's website.

Financial tables to follow.

Ultra Petroleum Corp.
Consolidated Statements of Operations (unaudited)
All amounts expressed in US$000's,
Except per unit data
	For the Nine Months Ended		For the Quarter Ended
	September 30,		September 30,
	2016	2015	2016	2015
Volumes
Natural gas (Mcf)	200,286,232	200,039,168	65,244,794	70,194,364
Oil and condensate (Bbls)	2,205,145	2,714,485	680,064	863,361
Mcfe - Total	213,517,102	216,326,078	69,325,178	75,374,530

Revenues
Natural gas sales	$425,878	$536,477	$170,996	$188,457
Oil sales	79,352	113,332	28,257	34,046
Total operating revenues	505,230	649,809	199,253	222,503

Expenses
Lease operating expenses	67,164	82,464	19,934	28,567
LGS operating lease expense	15,514	15,485	5,171	5,162
Production taxes	49,394	56,892	20,688	19,813
Gathering fees	65,112	65,359	21,159	23,114
Total lease operating costs	197,184	220,200	66,952	76,656

Transportation charges	23,750	62,577	49	21,310
Depletion and depreciation	93,274	279,762	31,192	92,806
General and administrative	3,229	5,120	331	1,887
Stock compensation	3,967	5,509	1,264	2,680
Total operating expenses	321,404	573,168	99,788	195,339

Other (expense) income, net	(2,436)	(323)	(514)	(284)
Litigation expense	-	(4,401)	-	-
Restructuring expenses	(7,176)	-	(28)	-
Interest expense (excludes contractual interest expense of
$46.8 million and $78.8 million for the three and nine
months ended September 30, 2016, respectively)	(66,565)	(128,426)	-	(43,137)
Deferred gain on sale of liquids gathering system	7,915	7,915	2,638	2,638
Realized gain on commodity derivatives	-	127,283	-	45,300
Unrealized (loss) on commodity derivatives	-	(84,675)	-	(35,910)
Total other (expense) income, net	(68,262)	(82,627)	2,096	(31,393)

Reorganization items, net	(25,292)	-	(3,109)	-

Income (loss) before income taxes	90,272	(5,986)	98,452	(4,229)

Income tax (benefit) provision - current	(306)	(2,661)	45	(916)
Income tax (benefit) provision - deferred	1	(744)	-	(217)

Net income (loss)	$90,577	$(2,581)	$98,407	$(3,096)

Deferred taxes	1	(744)	-	(217)
Litigation expense	-	4,401	-	-
Restructuring expenses	7,176	-	28	-
Reorganization items, net	25,292	-	3,109	-
Unrealized loss on commodity derivatives	-	84,675	-	35,910
Other	2,923	-	811	-
Adjusted net income (2)	$125,969	$85,751	$102,355	$32,597

Operating cash flow (1)	$201,569	$358,706	$129,035	$125,442
(see non-GAAP reconciliation)

Weighted average shares (000's)
Basic	153,368	153,171	153,392	153,250
Diluted	154,077	153,171	154,121	153,250

Earnings per share
Net income (loss) - basic	$0.59	($0.02)	$0.64	($0.02)
Net income (loss) - diluted	$0.59	($0.02)	$0.64	($0.02)

Adjusted earnings per share(2)
Adjusted net income - basic	$0.82	$0.56	$0.67	$0.21
Adjusted net income - diluted	$0.82	$0.56	$0.66	$0.21

Cash flow per share(1)
Cash flow per share - basic	$1.31	$2.34	$0.84	$0.82
Cash flow per share - diluted	$1.31	$2.34	$0.84	$0.82

Realized Prices
Natural gas ($/Mcf), including realized gain
on commodity derivatives	$2.13	$3.32	$2.62	$3.33
Natural gas ($/Mcf), excluding realized gain
on commodity derivatives	$2.13	$2.68	$2.62	$2.68
Oil liquids ($/Bbl)	$35.98	$41.75	$41.55	$39.43

Costs Per Mcfe
Lease operating expenses	$0.31	$0.38	$0.29	$0.38
Operating lease expense	$0.07	$0.07	$0.07	$0.07
Production taxes	$0.23	$0.26	$0.30	$0.26
Gathering fees	$0.30	$0.30	$0.31	$0.31
Transportation charges	$0.11	$0.29	$0.00	$0.28
Depletion and depreciation	$0.44	$1.29	$0.45	$1.23
General and administrative - total	$0.03	$0.05	$0.02	$0.06
Interest expense	$0.31	$0.59	$0.00	$0.57
	$1.80	$3.23	$1.44	$3.16

Note: Amounts on a per Mcfe basis may not total due to rounding.

Adjusted Margins
Adjusted Net Income Margin(3)	25%	11%	51%	12%
Adjusted Operating Cash Flow Margin(4)	40%	46%	65%	47%

Ultra Petroleum Corp.
Supplemental Balance Sheet Data
All amounts expressed in US$000's
	As of
	September 30,	December 31,
	2016	2015
	(Unaudited)
Cash and cash equivalents	$343,520	$4,143
Outstanding debt:
6.125% Senior Notes due 2024	850,000	850,000
5.75% Senior Notes due 2018	450,000	450,000
Senior Notes issued by Ultra Resources, Inc.	1,460,000	1,460,000
Credit Agreement	999,000	630,000
Total current portion of long-term debt	3,759,000	3,390,000
Less: Deferred financing costs	-	(19,447)
Less: Liabilities subject to compromise	(3,759,000)	-
Total current portion of long-term debt not
subject to compromise	$-	$3,370,553

Reconciliation of Operating Cash Flow and Net Cash Provided by Operating Activities (unaudited)
All amounts expressed in US$000's
The following table reconciles net cash provided by operating activities with operating cash flow as derived from the company's financial information.

	For the Nine Months Ended		For the Quarter Ended
	September 30,		September 30,
	2016	2015	2016	2015

Net cash provided by operating activities	$170,798	$411,205	$139,060	$167,882
Net changes in operating assets and liabilities
and other non-cash items	30,771	(52,499)	(10,025)	(42,440)
Net cash provided by operating activities before
changes in operating assets and liabilities	$201,569	$358,706	$129,035	$125,442

The company reports its financial results in accordance with accounting principles generally accepted in the United States of America ("GAAP"). However, management believes certain non-GAAP performance measures may provide users of this financial information with additional meaningful comparisons between current results and the results of the company's peers and of prior periods.

(1) Operating Cash Flow is defined as Net cash provided by operating activities before changes in operating assets and liabilities and other non-cash items. Management believes that the non-GAAP measure of operating cash flow is useful as an indicator of an oil and gas exploration and production company's ability to internally fund exploration and development activities and to service or incur additional debt. The company has also included this information because changes in operating assets and liabilities relate to the timing of cash receipts and disbursements which the company may not control and may not relate to the period in which the operating activities occurred. Operating cash flow should not be considered in isolation or as a substitute for net cash provided by operating activities prepared in accordance with GAAP.

Management presents the following measures because (i) they are consistent with the manner in which the company's performance is measured relative to the performance of its peers, (ii) these measures are more comparable to earnings estimates provided by securities analysts, and (iii) charges or amounts excluded cannot be reasonably estimated and guidance provided by the company excludes information regarding these types of items. These adjusted amounts are not a measure of financial performance under GAAP.

(2) Adjusted Net Income is defined as Net income (loss) adjusted to exclude certain charges or amounts in order to exclude the volatility associated with the effects of non-recurring charges, non-cash mark-to-market gains or losses on commodity derivatives, non-cash ceiling test impairments and other similar items.

(3) Adjusted Net Income Margin is defined as Adjusted Net Income divided by the sum of Oil and natural gas sales plus Realized gain (loss) on commodity derivatives.

(4) Adjusted Operating Cash Flow Margin is defined as Operating Cash Flow divided by the sum of Oil and natural gas sales plus Realized gain (loss) on commodity derivatives.

(5) The prices, reserves volumes, capital and PV10 information in the Development Plan table above are based on the forecasts of future business and economic conditions set forth in the table, and are effective as of January 1, 2017 (except as specified above). The information is not limited to the requirements of the reserve reports filed with the Securities and Exchange Commission which requires historical, backward-looking commodity prices and impose a five-year limit on undeveloped locations. More details about the Business Outlook and the assumptions reflected therein are available in the company's presentation dated October 2016 posted on the company's website.

About Ultra Petroleum

Ultra Petroleum Corp. is an independent energy company engaged in domestic natural gas and oil exploration, development and production. The company trades over-the-counter under the ticker symbol "UPLMQ". Additional information on the company is available at www.ultrapetroleum.com.

This news release includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The opinions, forecasts, projections or other statements, other than statements of historical fact, are forward-looking statements. Although the company believes that the expectations reflected in such forward-looking statements are reasonable, the company can give no assurance that such expectations will prove to have been correct. Certain risks and uncertainties inherent in the company's chapter 11 proceedings as well as its operating businesses are set forth in its filings with the SEC, particularly in the section entitled "Risk Factors" included in its Annual Report on Form 10-K for the most recent fiscal year, its Quarterly Report on Form 10-Q for the quarters ended March 31, 2016 and June 30, 2016, and from time to time in other filings made by the company with the SEC. Risks and uncertainties related to the company's bankruptcy filing include the inability to predict or quantify the impact our chapter 11 cases may have on our business, cash flows, liquidity, financial condition, results of operations or corporate or capital structure as well as the potential for losses to investors holding the shares of our common stock. In addition to the risks and uncertainties of operating the company's business during its chapter 11 cases, other risks and uncertainties to the company's operating businesses include, but are not limited to, increased competition, the timing and extent of changes in prices for oil and gas, particularly in Wyoming and Pennsylvania, the timing and extent of the company's success in discovering, developing, producing and estimating reserves, the effects of weather and government regulation, availability of oil field personnel, services, drilling rigs and other equipment, as well as other factors listed in the reports filed by the company with the SEC. Full details regarding the selected financial information provided above will be available in the company's report on Form 10-Q for the quarter ended September 30, 2016.

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CONTACT: Sandi Kraemer, Director, Investor Relations, Phone: 281-582-6613, Email: skraemer@ultrapetroleum.com